SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 16, 2008

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

601 Jefferson, Suite 3600
Houston, Texas		77002
(Address of principal executive		(Zip code)
offices)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On January 16, 2008, the Board of Directors of the general partner of Natural Resource Partners L.P. amended the Natural Resource Partners Long-Term Incentive Plan (the “LTIP”) to add Distribution Equivalent Rights as an award that can be granted in tandem with phantom units awarded under the LTIP. The amended and restated plan is attached to this Form 8-K as Exhibit 10.1.
Item 7.01. Regulation FD Disclosure.
          In accordance with General Instructions B.2. and B.6 of Form 8-K, the following information and the exhibit referenced therein are being furnished under Item 7.01 of Form 8-K and are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, are not subject to the liabilities of that section and are not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
          On January 16, 2008, Natural Resource Partners L.P. announced via press release its guidance for 2008 and its quarterly distribution with respect to the fourth quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements And Exhibits.
     (c) Exhibits
10.1	Natural Resource Partners Second Amended and Restated Long-Term Incentive Plan

99.1	Press Release dated January 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P. (Registrant)

By:	NRP (GP) LP
its General Partner

By:	GP Natural Resource Partners LLC
its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan
Vice President and General Counsel
     Dated: January 16, 2008